Exhibit 32.2

                CERTIFICATION PURSUANT TO RULE 13A - 14(b) OF THE
     SECURITIES EXCHANGE ACT OF 1934 AND AS ADOPTED PURSUANT TO SECTION 906
               OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


In connection with the Quarterly Report of Spear & Jackson, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick J. Dyson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Patrick J. Dyson
____________________

Patrick J. Dyson
Chief Financial Officer


May 16, 2005